Exhibit 10.2

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

WORK ORDER NO. 11

THIS WORK ORDER NO. 11 is by and between RADIUS HEALTH, INC. (“RADIUS”) and LONZA Sales Ltd, a Swiss company having an address at Muenchensteinerstrasse 38, CH-4002 Basel, Switzerland (together with its Affiliates, “Manufacturer”), and upon execution will be incorporated into the Development and Manufacturing Services Agreement between RADIUS and Manufacturer dated October 16, 2007 (the “Agreement”). Capitalized terms in this Work Order will have the same meanings as set forth in the Agreement.

RADIUS hereby engages Manufacturer to provide Services, as follows:

1.                                      API/Drug Substance and Product.

BA058

Peptide Sequence:  H-Ala-Val-Ser-Glu-His-Gln-Leu-Leu-His-Asp-Lys-Gly-Lys-Ser-Ile-Gln-Asp-Leu-Arg-Arg-Arg-Glu-Leu-Leu-Glu-Lys-Leu-Leu-Aib-Lys-Leu-His-Thr-Ala-NH2

2.                                      Services.  Manufacturer will render to RADIUS the following Services:

Activity 1:  Manufacturer will use commercially reasonable efforts to Manufacture two Batches of Product at a purification scale of approximately NPW (net peptide weight) 230 g per Batch. The Batches of Product will be manufactured in a 20L SPPS reactor and will be purified on an LC150 HPLC column and lyophilized in a GT10 lyophilizer.

Manufacturer shall use commercially reasonable efforts to manufacture, in accordance with cGMP and the Manufacturing Process, enough crude to yield approximately 230 grams NPW of Product per Batch. Approximately 220 to 222g will be released against the normal product specifications. Price [*]€/gram.

Activity 2:   Preparation of 10g reference standard from each Batch

Manufacturer will isolate, release and dispense 8-10g of a reference standard from each Batch described in Activity 1 (starting from an primary fraction of the secondary purification of the campaign; dispensing in aliquots of 100mg) Price [*]€

Manufacturer plans to commence performance of this Work Order the week of September 7, 2015.

• C9

•                  Assembly: estimated week 36-40

•                  Cleavage: estimated week 41

•                  Purification: estimated week 42-44

•                  Lyophilization: estimated week 44

•                  Release: estimated week 49

• C10

•                  Assembly: estimated week 36-40

•                  Cleavage: estimated week 41

•                  Purification: estimated week 44-46

•                  Lyophilization: estimated week 46

•                  Release: estimated week 51

Radius shall place purchase orders with Manufacturer in accordance with Work Order 11 and shall not be permitted to terminate the Batches or Services covered by such purchase orders.

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

The deliverables will include regular updates (status reports, conference calls), as reasonably requested by RADIUS.

Activity 3:  Manufacturing of a reference standard solution and supply of 60 RS vials to Vetter: Price [*]€

Activity 4:  Manufacturing of [*]: Following forced [*] of lot [*] ([*]g [*]g gross weight – Lonza owned) and lot [*] ([*]g [*]g gross weight -Radius owned), Manufacturer will purify via HPLC to obtain approximately [*]g of the [*]: Price:

•                  Utilization of [*]g net peptide weight of [*] (Lonza owned material): Price [*]€/g

Total: [*]€

•                  Purification and analysis: [*]€

3.                                      Facilities.  The Services described above will be rendered at the Facility unless another facility of Manufacturer is indicated below:

N/A

4.                                      RADIUS Materials.  RADIUS will provide to Manufacturer the following materials to be used by Manufacturer to perform the Services:

None

5.                                      RADIUS Equipment.

None

6.                                      Manufacturer Representative.

Richard W. Coombs,, Sales Manager, Lonza

7.                                      RADIUS Representative.

David Hanley, Executive Director, Technical Operations

8.                          Compensation.

Activity 1: Radius will be invoiced [*]€/gram upon Manufacturer’s release of the material. Radius will purchase surplus quantities arising from the Batches at a rate of [*]€/gram.

Activity 2: Radius will be invoiced upon completion of the preparation of each reference standard a [*]€.

Activity 3: Radius will be invoiced 100% upon signature of this Activity [*]€.

Activity 4: Radius will be invoiced upon completion [*]€ for the utilization of [*] upon signature and the Price for Purification and Analysis ([*]€) upon completion

The total compensation due Manufacturer for Services under this Work Order is not expected to exceed [*]€

9.                          General: RADIUS and Manufacturer must agree in advance of either party making any change in the compensation due hereunder. Manufacturer will invoice RADIUS to the attention of David

Confidential Treatment Requested Under 17 C.F.R. §§ 200.80(b)(4) and 240-24b-2

Hanley, for Services rendered under this Work Order.  Manufacturer will invoice RADIUS for all amounts due under this Work Order.  All undisputed payments will be made by RADIUS within thirty (30) days of receipt of invoice.

All other terms and conditions of the Agreement will apply to this Work Order.

WORK ORDER AGREED TO AND ACCEPTED BY:

RADIUS HEALTH, INC.		LONZA SALES LTD

By	/s/ David C. Hanley	By	/s/ M. Frizberg

Print Name	David C. Hanley	Print Name	M. Frizberg
Title	Executive Director, Technical Operations	Title	Head of Sales
Date	6Aug2015	Date	Aug 11, 2015

		By	/s/ Nadia Zieger

		Print Name	Nadia Zieger
		Title	Senior Legal Counsel
		Date	August 10, 2015

Approved by Lonza Legal Dept.
/s/ BGL